Exhibit 99.1

For immediate release
Beyond Meat® Reports Second Quarter 2021 Financial Results
Second Quarter 2021 Net Revenues Increased 32% Year-Over-Year to $149.4 Million
Foodservice Channel Net Revenues Increased 218% Year-Over-Year

EL SEGUNDO, Calif. — August 5, 2021 (GLOBE NEWSWIRE)—Beyond Meat, Inc. (NASDAQ: BYND) (“Beyond Meat” or “the Company”), a leader in plant-based meat, today reported financial results for its second quarter ended July 3, 2021.
Second Quarter 2021 Financial Highlights1
•Net revenues were $149.4 million, an increase of 31.8% year-over-year.

•Gross profit was $47.4 million, or gross margin of 31.7% of net revenues.

•Net loss was $19.7 million or $0.31 per common share. Net loss as a percentage of net revenues was -13.2%.

•Adjusted EBITDA was a loss of $2.2 million, or -1.5% of net revenues.

Beyond Meat President and CEO Ethan Brown commented, "We are pleased to report record net revenues and the return to growth in foodservice as our customers welcomed consumers back to their venues. We are also proud of our retail performance, where we drove year-over-year growth despite cycling last year's demand surge driven by consumer panic-buying."
Brown added, "We continue to make substantial investments in our long-term growth here in the U.S. and abroad, maintaining our focus on building innovation, production, and team capabilities for the future. We are thrilled with the response to our new Beyond Chicken product and the continued accolades we are receiving for our latest iteration of the Beyond Burger. Coupled with the week-over-week progress we are seeing with our production capabilities in the EU and China, and our continued
1 This release includes references to non-GAAP financial measures. Refer to “Non-GAAP Financial Measures” later in this release for the definitions of the non-GAAP financial measures presented and a reconciliation of these measures to their closest comparable GAAP measures.

advancement of our overall cost-down program, I'm optimistic about what lies ahead. That said, given the recent uptick of COVID-19 cases, which could disrupt demand patterns, we believe caution for the balance of the year generally remains appropriate."

Second Quarter 2021
Net revenues increased 31.8% to $149.4 million in the second quarter of 2021, compared to $113.3 million in the year-ago period. Growth in net revenues was primarily due to increased foodservice channel sales, reflecting recovery from significantly reduced demand levels in the year-ago period brought on by the COVID-19 pandemic. Retail channel net revenues increased 6.2% in the second quarter of 2021 compared to the year-ago period, primarily due to increased distribution and sales among international customers, partially offset by lower U.S. retail channel sales compared to the year-ago period, which benefited from consumer stockpiling behavior at the onset of the pandemic. In aggregate, net revenue per pound of $5.69 during the second quarter of 2021 was equivalent to the year-ago period.

Net revenues by channel (unaudited):

	Three Months Ended		Change
(in thousands)	July 3, 2021	June 27, 2020	Amount	%
U.S.:
Retail	$77,195	$90,040	$(12,845)	(14.3)%
Foodservice	23,961	6,486	17,475	269.4%
U.S. net revenues	101,156	96,526	4,630	4.8%
International:
Retail	28,544	9,572	18,972	198.2%
Foodservice	19,726	7,240	12,486	172.5%
International net revenues	48,270	16,812	31,458	187.1%
Net revenues	$149,426	$113,338	$36,088	31.8%

	Six Months Ended		Change
(in thousands)	July 3, 2021	June 27, 2020	Amount	%
U.S.:
Retail	$141,021	$139,963	$1,058	0.8%
Foodservice	40,703	29,117	11,586	39.8%
U.S. net revenues	181,724	169,080	12,644	7.5%
International:
Retail	45,743	15,524	30,219	194.7%
Foodservice	30,123	25,808	4,315	16.7%
International net revenues	75,866	41,332	34,534	83.6%
Net revenues	$257,590	$210,412	$47,178	22.4%

Gross profit was $47.4 million, or gross margin of 31.7% of net revenues, in the second quarter of 2021, compared to $33.7 million, or gross margin of 29.7% of net revenues, in the year-ago period. During the second quarter of 2020, gross profit included $5.9 million of costs associated with product repacking activities due to COVID-19. Excluding these costs, of which there were none in the second quarter of 2021, Adjusted gross profit in the year-ago period was $39.6 million, or Adjusted gross margin of 34.9% of net revenues. Compared to Adjusted gross margin in the year-ago period, the decrease in gross margin in the second quarter of 2021 was primarily due to higher fixed overhead costs per unit, increased transportation costs, and higher depreciation and amortization expense, partially offset by lower direct materials cost per unit.
Loss from operations in the second quarter of 2021 was $18.6 million compared to loss from operations of $8.2 million in the year-ago period. The increase in loss from operations was primarily driven by growth in overall headcount levels mainly to support the Company's international growth and operations and innovation capabilities, increased investments in marketing, increased production trial activities, higher restructuring expenses primarily reflecting increased legal expenses, and higher outbound freight costs included in the Company's selling expenses compared to the year-ago period, partially offset by the increase in gross profit during the quarter. The year-ago period also included $1.6 million in product donation costs related to the Company's COVID-19 relief campaign, of which there were no similar costs in the second quarter of 2021.
Net loss was $19.7 million in the second quarter of 2021 compared to net loss of $10.2 million in the year-ago period. Net loss per common share was $0.31 in the second quarter of 2021 compared to net loss per common share of $0.16 in the year-ago period. During the second quarter of 2020, net loss included $7.5 million in expenses attributable to COVID-19, specifically $5.9 million in product repacking costs and $1.6 million in product donation costs tied to the Company's COVID-19 relief campaign, and $1.5 million in early debt extinguishment costs. Excluding these costs, Adjusted net loss was $1.2 million, or $0.02 per common share, in the second quarter of 2020. There were no similar costs in the second quarter of 2021.
Adjusted EBITDA was a loss of $2.2 million, or -1.5% of net revenues, in the second quarter of 2021 compared to Adjusted EBITDA of $11.7 million, or 10.3% of net revenues, in the year-ago period.
Balance Sheet and Cash Flow Highlights
The Company’s cash and cash equivalents balance was $1.0 billion as of July 3, 2021 and total outstanding debt was $1.1 billion. Net cash used in operating activities was $120.4 million for the six months ended July 3, 2021, compared to $44.3 million for the year-ago period. Capital expenditures totaled $51.4 million for the six months ended July 3, 2021 compared to $26.0 million for the year-ago period. The increase in capital expenditures was primarily due to the Company’s continued investments in production equipment and facilities related to capacity expansion initiatives in the U.S., China and the EU.
Third Quarter 2021 Outlook
The Company recognizes that there remains near-term uncertainty related to COVID-19 and its potential impact on retail and foodservice demand levels. Although management generally anticipates continued recovery in foodservice channels compared to the prior year, such outlook assumes reasonable containment of COVID-19 infection rates both in the U.S. and abroad. Accounting for the ongoing near-term uncertainty, the Company is providing the following guidance for the third quarter of 2021:
•Net revenues in the range of $120 million to $140 million, an increase of 27% to 48% compared to the third quarter of 2020.
Embedded in the third quarter guidance range above are management's expectations of a sequential moderation in growth in foodservice channels following pipeline restocking activity in the second quarter of 2021; an expectation that U.S. retail channels will benefit less from Fourth of July sales in the third quarter of 2021 given that there were 5 fewer shipping days in the third quarter of 2021 leading up to July 4th compared to the year-ago period; an expected dampening of U.S. and international foodservice revenue growth due to recent losses of distribution and operator challenges due to labor issues; and general caution in light of uncertainty surrounding COVID-19 infection rates, particularly due to the Delta variant.

Conference Call and Webcast
The Company will host a conference call and webcast to discuss these results with additional comments and details today at 5:00 p.m. Eastern, 2:00 p.m. Pacific. Investors interested in participating in the live call can dial 212-231-2927. The conference call webcast will be available live over the Internet through the “Investors” section of the Company’s website at www.beyondmeat.com and later archived.
About Beyond Meat
Beyond Meat, Inc. (NASDAQ: BYND) is one of the fastest growing food companies in the United States, offering a portfolio of revolutionary plant-based proteins made from simple ingredients without GMOs, bioengineered ingredients, hormones, antibiotics, or cholesterol. Founded in 2009, Beyond Meat products are designed to have the same taste and texture as animal-based meat while being better for people and the planet. Beyond Meat’s brand commitment, Eat What You Love™, represents a strong belief that there is a better way to feed our future and that the positive choices we all make, no matter how small, can have a great impact on our personal health and the health of our planet. By shifting from animal-based meat to plant-based protein, we can positively impact four growing global issues: human health, climate change, constraints on natural resources and animal welfare. As of June 2021, Beyond Meat had products available at approximately 119,000 retail and foodservice outlets in over 80 countries worldwide. Visit www.BeyondMeat.com and follow @BeyondMeat, #BeyondBurger and #GoBeyond on Facebook, Instagram and Twitter and @BeyondMeatOfficial on TikTok.
Forward-Looking Statements
Certain statements in this release constitute “forward-looking statements" within the meaning of the federal securities laws. These statements are based on management's current opinions, expectations, beliefs, plans, objectives, assumptions and projections regarding financial performance, prospects, future events and future results, including ongoing uncertainty related to the COVID-19 pandemic, including the ultimate duration, magnitude and effects of the pandemic and, in particular, the impact to the foodservice channel, operations and supply chains, growth trends, our international expansion plans, market share, new and existing customers and expense trends, among other matters, and involve known and unknown risks that are difficult to predict. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “outlook,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. These forward-looking statements are only predictions, not historical fact, and involve certain risks and uncertainties, as well as assumptions. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which or whether, such performance or results will be achieved. Actual results, levels of activity, performance, achievements and events could differ materially from those stated, anticipated or implied by such forward-looking statements. While Beyond Meat believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors, and in particular, the COVID-19 pandemic, and, of course, it is impossible to anticipate all factors that could affect actual results. There are many risks and uncertainties that could cause actual results to differ materially from forward-looking statements made herein including, but not limited to, the effects of global outbreaks of pandemics or contagious diseases or fear of such outbreak (such as COVID-19), including on our ability to expand in new geographic markets or the timing of such expansion efforts; a resurgence of COVID-19 and the discovery and spread of COVID-19 variants, such as the Delta variant, which could slow, halt or reverse the reopening process, or result in the reinstatement of social distancing measures, business closures, restrictions on operations, quarantines and travel bans; the impact of adverse and uncertain economic and political conditions in the U.S. and international markets; the volatility of capital markets and other macroeconomic factors; estimates of our expenses, future revenues, capital requirements and our needs for additional financing; our ability to effectively manage our growth; our ability to identify and execute cost-down initiatives intended to achieve price parity with animal protein; the failure of acquisitions and other investments to be efficiently integrated and produce the results we anticipate; the success of operations conducted by joint ventures; the effects of increased competition from our market competitors and new market entrants; changes in the retail landscape, including the timing and level of trade and promotion discounts, our ability to grow market share and increase household penetration, repeat buying rates and purchase frequency, and our ability to maintain and increase sales velocity of our products; the timing and success of distribution expansion and new product introductions in increasing revenues and market share; the timing and success of strategic partnership launches and limited time offerings resulting in permanent menu items; our estimates of the size of market opportunities; our ability to effectively expand our manufacturing and production capacity; our ability to accurately forecast demand for our products and manage our inventory; variations in product selling prices and costs, and the mix of products sold; our ability to successfully enter new geographic markets, manage our international expansion and comply with any applicable laws and regulations, including risks associated with doing business in foreign countries, substantial investments in our manufacturing operations in China and The Netherlands, and our ability to comply with the U.S. Foreign Corrupt Practices Act or other anti-corruption laws; the success of our marketing initiatives and the ability to grow brand awareness, maintain, protect and enhance our brand, attract and retain new customers and grow our market share; our ability to attract, maintain and effectively expand our relationships with key strategic foodservice partners; our ability to attract and retain our suppliers, distributors, co-manufacturers and customers; our ability to procure sufficient high-quality raw materials to manufacture our products; the availability of pea and other protein that meets our standards; our ability to diversify the protein sources used for our products; our ability to differentiate and continuously create innovative products, respond to competitive innovation, and achieve speed-to-market; our ability to successfully execute our strategic initiatives; the volatility associated with ingredient, packaging and other input costs; the impact of inflation across the economy, including higher food, grocery, transportation and fuel costs; real or perceived quality or health issues with our products or other issues that adversely affect our brand and reputation; our ability to accurately predict taste preferences, trends and demand and successfully innovate, introduce and commercialize new products and improve existing products, including in new geographic markets; significant disruption in, or breach in security of our information technology systems and resultant interruptions in service and any related impact on our reputation; management and key personnel changes, the attraction and retention of qualified employees and key personnel, and our ability to maintain our company culture as we grow; the effects of natural or man-made catastrophic events particularly involving our or any of our co-manufacturers’ manufacturing facilities or our suppliers’ facilities; the impact of marketing campaigns aimed at generating negative publicity regarding our products, brand and the plant-based industry category; the effectiveness of our internal controls; our indebtedness and ability to pay such indebtedness; our ability to meet our obligations under our campus headquarters lease, the timing of occupancy and completion of the build-out of our space, cost overruns and the impact of COVID-19 on our space demands; changes in laws and government regulation affecting our business, including Food and Drug Administration and Federal Trade Commission governmental regulation, and state, local and foreign regulation; new or pending legislation, or changes in laws, regulations or policies of governmental agencies or regulators, both in the U.S. and abroad, affecting plant-based meat, the labeling or naming of our products, or our brand name or logo; the financial condition of, and our relationships with our suppliers, co-manufacturers, distributors, retailers and foodservice customers, and their future decisions regarding their relationships with us; the ability of our suppliers and co-manufacturers to comply with food safety, environmental or other laws and regulations; seasonality; the sufficiency of our cash and cash equivalents to meet our liquidity needs and service our indebtedness; economic conditions and the impact on consumer spending; outcomes of legal or administrative proceedings, or new legal or administrative proceedings filed against us; our, our suppliers’ and our co-manufacturers’ ability to protect our proprietary technology and intellectual property adequately; the impact of tariffs and trade wars; foreign exchange rate fluctuations; and the risks discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and the Company’s Quarterly Report on Form 10-Q for the quarter ended July 3, 2021 to be filed with the SEC, as well as other factors described from time to time in the Company's filings with the SEC. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth above. Such forward-looking statements are made only as of the date of this release. Beyond Meat undertakes no obligation to publicly update or revise any forward-looking statement because of new information, future events, changes in assumptions or otherwise, except as otherwise required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements.
Non-GAAP Financial Measures
The Company refers to certain financial measures that are not recognized under U.S. generally accepted accounting principles (GAAP) in this press release, including: Adjusted gross profit, Adjusted gross margin, Adjusted net (loss) income, Adjusted net (loss) income per diluted common share, Adjusted EBITDA and Adjusted EBITDA as a % of net revenues. See “Non-GAAP Financial Measures” below for additional information and reconciliations of such non-GAAP financial measures.
Availability of Information on Beyond Meat’s Website and Social Media Channels
Investors and others should note that Beyond Meat routinely announces material information to investors and the marketplace using SEC filings, press releases, public conference calls, webcasts and the Beyond Meat Investor Relations website. We also intend to use certain social media channels as a means of disclosing information about us and our products to consumers, our customers, investors and the public (e.g., @BeyondMeat, #BeyondBurger and #GoBeyond on Facebook, Instagram and Twitter, and @BeyondMeatOfficial on TikTok). The information posted on social media channels is not incorporated by reference in this press release or in any other report or document we file with the SEC. While not all of the information that the Company posts to the Beyond Meat Investor Relations website or to social media accounts is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media, and others interested in Beyond Meat to review the information that it shares at the “Investors” link located at the bottom of the Company’s webpage at https://investors.beyondmeat.com/investor-relations and to sign up for and regularly follow the Company’s social media accounts. Users may automatically receive email alerts and other information about the Company when enrolling an email address by visiting "Request Email Alerts" in the "Investors" section of Beyond Meat’s website at https://investors.beyondmeat.com/investor-relations.
Contacts
Media:
Shira Zackai
917-715-8522
szackai@beyondmeat.com

Investors:
Fitzhugh Taylor and Raphael Gross
beyondmeat@icrinc.com

BEYOND MEAT, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(In thousands, except share and per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	July 3, 2021	June 27, 2020	July 3, 2021	June 27, 2020
Net revenues	$149,426	$113,338	$257,590	$210,412
Cost of goods sold	102,074	79,687	177,530	139,070
Gross profit	47,352	33,651	80,060	71,342
Research and development expenses	13,823	6,016	29,748	12,210
Selling, general and administrative expenses	48,286	34,292	87,240	61,607
Restructuring expenses	3,844	1,509	6,318	3,882
Total operating expenses	65,953	41,817	123,306	77,699
Loss from operations	(18,601)	(8,166)	(43,246)	(6,357)
Other (expense) income, net
Interest expense	(1,022)	(569)	(1,651)	(1,274)
Other, net	180	(1,454)	(1,390)	(744)
Total other expense, net	(842)	(2,023)	(3,041)	(2,018)
Loss before taxes	(19,443)	(10,189)	(46,287)	(8,375)
Income tax expense	2	16	50	15
Equity in losses of unconsolidated joint venture	207	—	581	—
Net loss	$(19,652)	$(10,205)	$(46,918)	$(8,390)
Net loss per share available to common stockholders—basic and diluted	$(0.31)	$(0.16)	$(0.74)	$(0.14)
Weighted average common shares outstanding—basic and diluted	63,121,400	62,098,861	63,029,597	61,904,360

BEYOND MEAT, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands, except share and per share data)
(unaudited)
	July 3, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$1,009,337	$159,127
Accounts receivable	63,369	35,975
Inventory	165,746	121,717
Prepaid expenses and other current assets	25,630	15,407
Total current assets	$1,264,082	$332,226
Property, plant, and equipment, net	157,449	115,299
Operating lease right-of-use assets	14,672	14,570
Prepaid lease costs, non-current	26,578	—
Other non-current assets, net	3,739	5,911
Total assets	$1,466,520	$468,006
Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable	$49,951	$53,071
Wages payable	648	2,843
Accrued bonus	2,696	57
Current portion of operating lease liabilities	3,651	3,095
Short-term borrowings under revolving credit facility	—	25,000
Accrued expenses and other current liabilities	14,369	4,830
Short-term finance lease liabilities	184	71
Total current liabilities	$71,499	$88,967
Long-term liabilities:
Convertible senior notes, net	$1,127,707	$—
Operating lease liabilities, net of current portion	11,300	11,793
Finance lease obligations and other long-term liabilities	533	149
Total long-term liabilities	$1,139,540	$11,942
Commitments and Contingencies
Stockholders’ equity:
Preferred stock, par value $0.0001 per share—500,000 shares authorized, none issued and outstanding	$—	$—
Common stock, par value $0.0001 per share—500,000,000 shares authorized; 63,243,498 and 62,820,351 shares issued and outstanding at July 3, 2021 and December 31, 2020, respectively	6	6
Additional paid-in capital	496,210	560,210
Accumulated deficit	(241,785)	(194,867)
Accumulated other comprehensive income	1,050	1,748
Total stockholders’ equity	$255,481	$367,097
Total liabilities and stockholders’ equity	$1,466,520	$468,006

BEYOND MEAT, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In thousands)
(unaudited)
	Six Months Ended
	July 3, 2021	June 27, 2020
Cash flows from operating activities:
Net loss	$(46,918)	$(8,390)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	9,207	5,855
Non-cash lease expense	1,580	1,193
Share-based compensation expense	15,239	13,535
Loss on sale of fixed assets	111	183
Amortization of debt issuance costs	1,352	93
Loss on extinguishment of debt	1,037	1,538
Equity in losses of unconsolidated joint venture	581	—

Net change in operating assets and liabilities:
Accounts receivable	(27,713)	(5,907)
Inventories	(44,741)	(61,437)
Prepaid expenses and other assets	(9,943)	(12,192)
Accounts payable	(2,197)	21,564
Accrued expenses and other current liabilities	10,157	818
Prepaid lease costs, non-current	(26,578)	—
Operating lease liabilities	(1,619)	(1,188)
Net cash used in operating activities	$(120,445)	$(44,335)

Cash flows from investing activities:
Purchases of property, plant and equipment	$(51,420)	$(26,031)
Purchases of property, plant and equipment held for sale	—	(2,288)
Payment of security deposits	(145)	(9)
Net cash used in investing activities	$(51,565)	$(28,328)

Cash flows from financing activities:
Proceeds from issuance of convertible senior notes	$1,150,000	$—
Purchase of capped calls related to convertible senior notes	(83,950)	—
Proceeds from revolving credit facility	—	50,000
Debt issuance costs	(23,605)	(1,183)
Debt extinguishment costs	—	(1,200)
Repayment of revolving credit facility	(25,000)	—
Repayment of revolving credit line	—	(6,000)
Repayment of term loan	—	(20,000)
Repayment of equipment loan	—	(5,000)
(continued on the next page)

BEYOND MEAT, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In thousands)
(unaudited)
	Six Months Ended
	July 3, 2021	June 27, 2020
Principal payments under finance lease obligations	(83)	(34)
Proceeds from exercise of stock options	6,499	3,824
Payments of minimum withholding taxes on net share settlement of equity awards	(1,787)	(1,231)
Net cash provided by financing activities	$1,022,074	$19,176
Net increase (decrease) in cash and cash equivalents	$850,064	$(53,487)
Effect of exchange rate changes on cash	146	(167)
Cash and cash equivalents at the beginning of the period	159,127	275,988
Cash and cash equivalents at the end of the period	$1,009,337	$222,334

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$306	$1,265
Taxes	$98	$15
Non-cash investing and financing activities:
Non-cash additions to property, plant and equipment	$10,251	$4,499
Non-cash additions to financing leases	$580	$—
Operating lease right-of-use assets obtained in exchange for lease liabilities	$1,678	$2,632
Reclassification of other current liability to additional paid-in capital in connection with the share-settled obligation	$1,614	$—
Note receivable from sale of assets held for sale	$—	$5,158

Non-GAAP Financial Measures

Beyond Meat uses the non-GAAP financial measures set forth below in assessing its operating performance and in its financial communications. Management believes these non-GAAP financial measures provide useful additional information to investors about current trends in the Company's operations and are useful for period-over-period comparisons of operations. In addition, management uses these non-GAAP financial measures to assess operating performance and for business planning purposes. Management also believes these measures are widely used by investors, securities analysts, rating agencies and other parties in evaluating companies in our industry as a measure of our operational performance. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures. In addition, these non-GAAP financial measures may not be computed in the same manner as similarly titled measures used by other companies.
Adjusted gross profit and Adjusted gross margin
Adjusted gross profit is defined as net revenues less cost of goods sold adjusted to exclude, when applicable, costs attributable to COVID-19 activities which are not considered to be part of the Company’s normal business activities. Adjusted gross margin is defined as Adjusted gross profit divided by net revenues.
Adjusted gross profit and Adjusted gross margin are presented to provide additional perspective on underlying trends in the Company’s gross profit and gross margin, which we believe is useful supplemental information for investors to be able to gauge and compare the Company’s current business performance from one period to another.
Adjusted net (loss) income and Adjusted net (loss) income per diluted common share
Adjusted net (loss) income is defined as net (loss) income adjusted to exclude, when applicable, costs attributable to COVID-19, as well as other special items, which are those items deemed not to be reflective of the Company’s ongoing normal business activities.
Adjusted net (loss) income per diluted common share is defined as Adjusted net (loss) income divided by the number of diluted common shares outstanding.
We consider Adjusted net (loss) income and Adjusted net (loss) income per diluted common share to be indicators of operating performance because excluding special items allows for period-over-period comparisons of our ongoing operations. Adjusted net (loss) income per diluted common share is a performance measure and should not be used as a measure of liquidity.

Adjusted EBITDA and Adjusted EBITDA as a % of net revenues
Adjusted EBITDA is defined as net loss adjusted to exclude, when applicable, income tax expense, interest expense, depreciation and amortization expense, restructuring expenses, share-based compensation expense, expenses attributable to COVID-19, and Other, net, including interest income, loss on extinguishment of debt and foreign currency transaction gains and losses. Adjusted EBITDA as a % of net revenues is defined as Adjusted EBITDA divided by net revenues.

Limitations related to the use of non-GAAP financial measures
There are a number of limitations related to the use of Adjusted gross profit, Adjusted gross margin, Adjusted net (loss) income, Adjusted net (loss) income per diluted common share, Adjusted EBITDA and Adjusted EBITDA as a % of net revenues rather than their most directly comparable GAAP measures. Some of these limitations are:
•Adjusted gross profit and Adjusted gross margin exclude costs associated with activities deemed to be non-recurring or not part of the Company’s normal business activities, which are subjective determinations made by management and may not actualize as expected;
•Adjusted net (loss) income and Adjusted net (loss) income per diluted common share exclude costs associated with activities deemed to be non-recurring or not part of the Company’s normal business activities, which are subjective determinations made by management and may not actualize as expected;
•Adjusted EBITDA excludes depreciation and amortization expense and, although these are non-cash expenses, the assets being depreciated may have to be replaced in the future increasing our cash requirements;
•Adjusted EBITDA does not reflect interest expense, or the cash required to service our debt, which reduces cash available to us;
•Adjusted EBITDA does not reflect income tax payments that reduce cash available to us;
•Adjusted EBITDA does not reflect restructuring expenses that reduce cash available to us;
•Adjusted EBITDA does not reflect expenses attributable to COVID-19 that reduce cash available to us;
•Adjusted EBITDA does not reflect share-based compensation expense and therefore does not include all of our compensation costs;

•Adjusted EBITDA does not reflect Other, net, including interest income, loss on extinguishment of debt and foreign currency transaction gains and losses, that may increase or decrease cash available to us; and
•other companies, including companies in our industry, may calculate Adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

The following tables present the reconciliation of Adjusted gross profit and Adjusted gross margin to their most comparable GAAP measures, gross profit and gross margin, respectively, as reported (unaudited):

	Three Months Ended		Six Months Ended
(in thousands)	July 3, 2021	June 27, 2020	July 3, 2021	June 27, 2020
Gross profit, as reported	$47,352	$33,651	$80,060	$71,342
Repacking costs attributable to COVID-19	—	5,915	—	5,915
Adjusted gross profit	$47,352	$39,566	$80,060	$77,257

	Three Months Ended		Six Months Ended
	July 3, 2021	June 27, 2020	July 3, 2021	June 27, 2020
Gross margin, as reported	31.7%	29.7%	31.1%	33.9%
Repacking costs attributable to COVID-19, as a percentage of net revenues	—%	5.2%	—%	2.8%
Adjusted gross margin	31.7%	34.9%	31.1%	36.7%

The following tables present the reconciliation of Adjusted net (loss) income and Adjusted net (loss) income per diluted common share to their most comparable GAAP measures, net loss and net loss per share available to common stockholders—diluted, respectively, as reported (unaudited):

	Three Months Ended		Six Months Ended
(in thousands)	July 3, 2021	June 27, 2020	July 3, 2021	June 27, 2020
Net loss, as reported	$(19,652)	$(10,205)	$(46,918)	$(8,390)
Repacking costs attributable to COVID-19	—	5,915	—	5,915
Product donations attributable to COVID-19 relief efforts	—	1,567	—	2,742
Loss on extinguishment of debt	—	1,538	1,037	1,538
Adjusted net (loss) income	$(19,652)	$(1,185)	$(45,881)	$1,805

	Three Months Ended		Six Months Ended
(in thousands, except share and per share amounts)	July 3, 2021	June 27, 2020	July 3, 2021	June 27, 2020
Numerator:
Net loss, as reported	$(19,652)	$(10,205)	$(46,918)	$(8,390)
Aggregate non-GAAP adjustments as listed above	—	9,020	1,037	10,195
Adjusted net (loss) income used in computing Adjusted net (loss) income per diluted common share	$(19,652)	$(1,185)	$(45,881)	$1,805

Denominator:
Weighted average shares used in computing Adjusted net (loss) income per common share, basic	63,121,400	62,098,861	63,029,597	61,904,360
Dilutive effect of shares issuable under options and RSUs	—	—	—	4,093,396
Weighted average shares used in computing Adjusted net (loss) income per common share, diluted	63,121,400	62,098,861	63,029,597	65,997,756
Adjusted net (loss) income per diluted common share	$(0.31)	$(0.02)	$(0.73)	$0.03

	Three Months Ended		Six Months Ended
(in thousands)	July 3, 2021	June 27, 2020	July 3, 2021	June 27, 2020
Net loss per share available to common stockholders—diluted, as reported	$(0.31)	$(0.16)	$(0.74)	$(0.14)
Repacking costs attributable to COVID-19	—	0.09	—	0.10
Product donations related to COVID-19 relief efforts	—	0.03	—	0.05
Loss on extinguishment of debt	—	0.02	0.01	0.02
Adjusted net (loss) income per diluted common share	$(0.31)	$(0.02)	$(0.73)	$0.03

The following table presents the reconciliation of Adjusted EBITDA to its most comparable GAAP measure, net loss, as reported (unaudited):

	Three Months Ended		Six Months Ended
(in thousands)	July 3, 2021	June 27, 2020	July 3, 2021	June 27, 2020
Net loss, as reported	$(19,652)	$(10,205)	$(46,918)	$(8,390)
Income tax expense	2	16	50	15
Interest expense	1,022	569	1,651	1,274
Depreciation and amortization expense	4,881	3,272	9,207	5,855
Restructuring expenses(1)	3,844	1,509	6,318	3,882
Share-based compensation expense	7,863	7,586	15,239	13,535
Expenses attributable to COVID-19(2)	—	7,482	—	8,657
Other, net(3)	(180)	1,454	1,390	744
Adjusted EBITDA	$(2,220)	$11,683	$(13,063)	$25,572
Net loss as a % of net revenues	(13.2)%	(9.0)%	(18.2)%	(4.0)%
Adjusted EBITDA as a % of net revenues	(1.5)%	10.3%	(5.1)%	12.2%
____________

(1)	Primarily comprised of legal and other expenses associated with the dispute with a co-manufacturer with whom an exclusive supply agreement was terminated in May 2017.
(2)
Comprised of $5.9 million in repacking costs attributable to COVID-19 and $1.6 million in product donation costs related to the Company’s COVID-19 relief campaign in the three months ended June 27, 2020, and $5.9 million in repacking costs attributable to COVID-19 and $2.8 million in product donation costs related to the Company’s COVID-19 relief campaign in the six months ended June 27, 2020.

(3)	Includes $1.0 million in loss on extinguishment of debt associated with termination of the Company's credit facility in the six months ended July 3, 2021 and $1.5 million in loss on extinguishment of debt associated with the Company's refinanced credit arrangements in the three and six months ended Jun 27, 2020.